UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): August 25, 2016

DIVIDEND CAPITAL DIVERSIFIED PROPERTY FUND INC.
(Exact Name of Registrant as Specified in its Charter)

Maryland	000-52596	30-0309068
(State or other jurisdiction of incorporation)	(Commission File No.)	(I.R.S. Employer Identification No.)

518 Seventeenth Street, 17th Floor, Denver CO	80202
(Address of Principal Executive Offices)	(Zip Code)

(303) 228-2200
(Registrant’s telephone number, including area code)

 Not applicable
(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03    Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On March 20, 2014, the board of directors of Dividend Capital Diversified Property Fund Inc. (the “Company”) approved the filing of a Certificate of Correction (the “First Certificate of Correction”) to the Company’s charter with the State Department of Assessments and Taxation of Maryland (the “SDAT”), relating to the definition of “Roll-Up Transaction” in the Company’s charter. The First Certificate of Correction was filed with the SDAT on March 21, 2014 and attached as Exhibit 3.1 to a Current Report on Form 8-K filed by the Company with the Securities and Exchange Commission on March 26, 2014. As explained further below, the First Certificate of Correction changed “the Corporation” to “a corporation” within the definition of a “Roll-up Transaction.”
On August 25, 2016, the Company filed a second Certificate of Correction (the “Second Certificate of Correction”) to the Company’s charter with the SDAT, upon the approval and at the direction of the Company’s board of directors. The Second Certificate of Correction is attached as Exhibit 3.1 to this Current Report on Form 8-K. This Current Report is being filed to report the filing of the Second Certificate of Correction. The Second Certificate of Correction restored the original definition of “Roll-Up Transaction” in the Company’s charter before the filing of the First Certificate of Correction.
The restored definition of “Roll-Up Transaction” is as follows:
Roll-Up Transaction. The term “Roll-Up Transaction” shall mean a transaction involving the acquisition, merger, conversion or consolidation either directly or indirectly of the Corporation and the issuance of securities of a Roll-Up Entity to the Stockholders. Such term does not include:
(a) a transaction involving securities of the Corporation that have been for at least twelve months listed on a national securities exchange or traded through Nasdaq’s National Market System; or
(b) a transaction involving the conversion to corporate, trust or association form of only the Corporation, if, as a consequence of the transaction, there will be no significant adverse change in any of the following:
(i) Stockholders’ voting rights;
(ii) the term of existence of the Corporation;
(iii) Sponsor or Advisor compensation; or
(iv) the Corporation’s investment objectives.
The Company believes that none of the changes in the First Certificate of Correction or the Second Certificate of Correction represent a material modification of the rights of stockholders. Set forth below is additional information regarding the changes.
The definition of “Roll-up Transaction” in the Company’s charter mirrors the definition used in the Statement of Policy Regarding Real Estate Investment Trusts adopted by the North American Securities Administrators Association (the “Statement of Policy”). A majority of state securities examiners require an unlisted issuer conducting a public offering to its residents to include provisions from the Statement of Policy in the issuer’s charter.
The Company’s charter, as required by the Statement of Policy, excludes certain transactions from the definition of a “Roll-up Transaction.” The Statement of Policy excludes (as did the Company’s charter prior to the First Certificate of Correction) a transaction from being a Roll-up Transaction if the Company’s common stock was listed on a national securities exchange for a period of at least 12 months prior to the transaction. When the Company filed the First Certificate of Correction, the Company had concluded that the drafters of the Statement of Policy meant to exclude a transaction from being a Roll-up Transaction if the surviving entity’s common stock was listed on a national securities exchange for a period of at least 12 months prior to the transaction. As a result, the Company concluded that it had inadvertently carried forward an error in the Statement of Policy into the Company’s charter. The Company filed the First Certificate of Correction to correct this perceived error.
Subsequently, the Company has learned that the Securities Division of the Department of Financial Institutions of the State of Washington does not believe that the Statement of Policy contains an error. The State of Washington has provided a plausible policy rationale for its position. Given this new information, the Company has determined that it is appropriate to reverse the First Certificate of Correction by filing the Second Certificate of Correction.

Item 9.01    Financial Statements and Exhibits.
(d) Exhibits:

Exhibit Number	Description
3.1	Certificate of Correction filed with State Department of Assessments and Taxation of Maryland on August 25, 2016

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Dividend Capital Diversified Property Fund Inc.
August 30, 2016
	By:	/S/ M. KIRK SCOTT
M. Kirk Scott
Chief Financial Officer